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                                 EXHIBIT 10.7

                          SOMERA COMMUNICATIONS, LLC

                       JEFF MILLER EMPLOYMENT AGREEMENT


     This Agreement is made by and between Somera Communications, LLC (the "Company") and Jeff Miller ("Executive") as of May 6th, 1999.

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Positions; Commencement Date; Duties. Executive's employment with
               ------------------------------------
the Company pursuant to this Agreement shall commence on May 6th, 1999 (the "Commencement Date"). As of the Commencement Date, the Company shall employ the Executive as the Executive Vice President, Sales of the Company. The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Chief Executive Officer of the Company (the "CEO").

          (b)  Obligations. During the Employment Term, Executive shall devote
               -----------
his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the CEO; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization without the approval of the CEO.

     2.   Employee Benefits.
          -----------------

          (a)  General.  During the Employment Term, Executive shall be eligible
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to participate in the employee benefit plans and insurance maintained by the
Company that are applicable to other senior management to the full extent provided for under those plans. Promptly following the date hereof, the Company shall provide Executive with information regarding such plans and insurance. The Company reserves the right to cancel or change its benefits plans and programs it offers to its employees at any time.

          (b)  Relocation Expense Reimbursement. The Company will reimburse
               --------------------------------
Executive for the following reasonable relocation costs:

               (i) Two "house-hunting" trips to Santa Barbara, California, including airfare, hotel accommodations and related costs for two individuals per trip.

               (ii) Transaction costs associated with buying Executive's new residence (closing costs, inspections, title insurance, brokerage and related fees, etc.).

               (iii) Transaction costs associated with selling Executive's old residence (closing costs, inspections, title insurance, brokerage and related fees, etc.).
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               (iv) Moving household furnishings, personal effects and two automobiles (including packing and unpacking of household furnishings and personal effects).

               (v) Up to three months temporary storage of household furnishings and personal effects if necessary.

               (vi) Up to $10,000 for miscellaneous expenses related to the relocation.

     Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to this reimbursement so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if this reimbursement was provided to Executive on a non-taxable basis.

          (c)  Temporary Living Expenses; Travel. The Company will pay for
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Executive's temporary living costs until the earlier of (i) such time as the
Executive permanently relocates to Santa Barbara, California, or (ii) four months from the Commencement Date. Such costs will include out of pocket living expenses such as rent, meals, automotive rental and up to two round trip airfares per month for the Executive to return to Atlanta. The Executive agrees to make all possible efforts to consolidate business travel with trips to Atlanta.

          (d)  Relocation Loan. In connection with the transfer of Executive's
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principal place of employment to Santa Barbara, California, the Company shall provide Executive with an eight (8) year interest-free mortgage loan in the amount up to $600,000 for purposes of Executive's acquisition of a new principal residence (the "Loan"). The Loan shall be forgiven over eight years with $50,000 per year for the first four years and $100,000 per year for the final four years. The Loan shall be subject to, and governed by, the terms and conditions of a loan agreement and mortgage between the Executive and the Company attached hereto as Exhibit A (the "Loan Agreement"). The Company shall retain a mortgage security interest in the residence during the term of the Loan. The Loan is intended to satisfy the Requirements of Proposed Treasury Regulation Section 1.7872-5T(c)(1) and the Executive and the Company agree to execute such documents as are necessary to comply therewith. In the event that, within twelve
(12) months after a "Change of Control", Executive's employment with the Company is "Constructively Terminated" or terminated without "Cause" (all as defined below), the outstanding balance of the Loan shall be forgiven. In the event Executive is terminated due to (i) an act of dishonesty made by Executive in connection with his responsibilities as an employee of the Company, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, or (iii)
                                      ---------------
Executive's gross misconduct, then the outstanding balance of the Loan shall be due and repayable to the Company within thirty (30) days of such termination. In the event Executive is terminated due to Executive's breach or failure to perform his employment duties as established by the CEO periodically and failure to cure such breach within thirty (30) days after receipt of written notice of breach from the Company, the outstanding balance of the Loan shall be due and repayable upon the earlier to occur of: (i) the date eighteen (18) months from such termination, (ii) within six (6) months of the date that Executive is able to sell his shares following the Company's initial public offering of its equity securities that is registered with the Securities Exchange Commission, or (iii) within thirty (30) days of the sale by the Executive of common units subject to any unit options held by Executive in connection with the merger of the Company with or into another corporation or the sale of all or substantially all of the Company's assets. If Executive resigns his employment, except in the case of a "Constructive Termination", the

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Loan will be due and repayable within six (6) months of the effective date of termination. If Executive's employment is terminated by the Company without "Cause" or he is Constructively Terminated, then the Loan will be due and repayable upon the earlier of (i) eight years after the Loan Agreement was executed, or (ii) one year after Executive is first able to sell his shares following the Company's initial public offering.

     3.   At-Will Employment.  Executive and the Company understand and
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acknowledge that Executive's employment with the Company constitutes "at-will"
employment. Subject to the Company providing severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

     4.   Compensation.
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          (a)  Base Salary.  While employed by the Company, the Company shall
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pay the Executive as compensation for his services a base salary at the annualized rate of $225,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual required withholding.

          (b)  Bonuses.
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               (i)  Signing Bonus.  Executive shall receive a one-time signing
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bonus in the amount of $40,000 subject to normal Company payroll practices and to the usual required withholding.

               (ii) Target Bonus. Executive shall be eligible to receive an
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annual target bonus, paid in equal quarterly installments, equal to $100,000
(the "Target Bonus"). The Target Bonus shall be based upon performance criteria specified by the CEO within ninety days from the Commencement Date and shall provide for a greater payment based on achievement in excess of the target milestones. The Executive shall be guaranteed the initial $100,000 Target Bonus for the first annual period. Notwithstanding the foregoing, the Company's obligation to make any quarterly installment payment, whether during the first or any subsequent annual period, shall be dependent upon Executive's employment with the Company through the end of such quarter. For purposes of the Target Bonus, the annual period shall commence on the Commencement Date (or anniversary thereof) and continue for a one year period.

          (c)  Equity Compensation.
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               (i)  Membership Unit Option.  The Company will recommend to the
                    ----------------------
Board of Managers (the "Board") that the Executive receive a nonstatutory membership unit option to purchase 1.75% of the Company's then issued and outstanding membership units at a price equal to the fair market value as reasonably determined by the Board prior to the Commencement Date (the "Unit Option"). The Unit Option shall be for a term of ten years (or shorter upon termination of employment or consulting relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall be vested with respect to twenty-five percent (25%) as of the first anniversary of the Commencement Date and shall thereafter vest at the rate of 1/36/th/ of the

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remaining seventy-five percent (75%) on the first day of each month following the first anniversary of the Commencement Date. Such vesting shall be conditioned upon Executive's continued employment or consulting relationship with the Company as of each vesting date. Except as specified otherwise herein, the Unit Option shall be subject to the terms, definitions and provisions of the Company's 1999 Unit Plan (the "Unit Plan") and the standard form of unit option agreement thereunder to be entered into by and between Executive and the Company (the "Option Agreement"), both of which documents are to be approved by the Board.

          (d)  Severance.
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               (i)  Termination Without Cause. In the event that Executive's
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employment with the Company is involuntarily terminated by the Company without
"Cause" or is "Constructively Terminated" (both as defined below), then (i) Executive's Unit Option shall have its vesting accelerated as to (A) if such termination occurs on or prior to the date six (6) months from the Commencement Date twenty-five percent (25%) of the units subject to the Unit Option, or (B) if such termination occurs following the date six (6) months from the Commencement Date that number of units subject to the Unit Option that would have become vested had Executive remained employed by the Company for an additional six (6) months; (ii) Executive shall receive a lump-sum payment equal to one year of his Base Salary and Target Bonus, less applicable withholding, promptly following such termination of employment; and (iii) Executive and his covered dependents shall receive coverage under the Company's health and other welfare benefit plans for a period of twelve (12) months, or, if and to the extent ineligible under the terms of such plans, Executive shall receive an amount equal to the Company's costs of providing such benefits.

                    For the purposes of this Agreement, "Cause" is defined as:
(i) an act of dishonesty made by Executive in connection with his responsibilities as an employee of the Company, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct, or
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(iv) Executive's breach or failure to perform his employment duties as established by the CEO periodically and failure to cure such breach within thirty (30) days after receipt of written notice of breach from the Company.

                    For this purpose, "Constructive Termination" is defined as the resignation of Executive within sixty (60) days following (i) the assignment to Executive of duties incommensurate with his status as Executive Vice President, Sales, or any material reduction of the Executive's duties, authority, responsibilities or title, relative to the Executive's duties, authority, responsibilities or title as in effect immediately prior to such reduction, except if agreed to in writing by the Executive; (ii) a reduction by the Company in the Base Salary, or Target Bonus as in effect immediately prior to such reduction; or (iii) the relocation of the Executive to a facility or a location more than thirty-five (35) miles from the Executive's then present location, without the Executive's written consent.

                    For the purposes of this Agreement, "Change of Control" is defined as:

                    (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty

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percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                    (2) The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (e) the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

     5.   Change of Control Vesting Acceleration.  In the event of a Change of
          --------------------------------------
Control, an additional number of membership units equal to 25% of Executive's entire Unit Option as of the Commencement Date, together with any additional option grants Executive may receive from the Company while employed hereunder, shall become vested and immediately exercisable and any remaining unvested units subject to the Unit Option, or any additional option grants, shall be subject to vesting as otherwise provided herein or in the applicable option agreements.

     6.   Total Disability of Executive.  Upon Executive's becoming permanently
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and totally disabled (as defined in accordance with Internal Revenue Code
Section 22(e)(3) or its successor provision) during the term of this Agreement (and remaining so disabled for six (6) months), employment hereunder shall automatically terminate, all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned) and all vesting of the Executive's unit options shall immediately cease.

     7.   Death of Executive.  If Executive dies while employed by the Company
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pursuant to this Agreement, all payments of compensation by the Company to
Executive hereunder shall immediately terminate (except as to amounts already earned, which shall be paid to Executive's estate) and all vesting of the Executive's unit options shall immediately cease.

     8.   Assignment.  This Agreement shall be binding upon and inure to the
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benefit of (a) the heirs, executors and legal representatives of Executive upon
Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     9.   Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given if (i)
delivered personally, (ii) one (1) day

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after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to the Company:       Somera Communications, LLC
                                   5383 Hollister Avenue, Suite 100
                                   Santa Barbara, CA 93111
                                   Attn: Chief Executive Officer

          If to Executive:         Jeff Miller
                                   3740 Banyon Lane
                                   Alpharetta, Georgia 30022

     10.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     11.  Proprietary Information Agreement.  Executive agrees to enter into the
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Company's Proprietary Information Agreement (the "Proprietary Information
Agreement"), attached hereto as Exhibit B, upon commencing employment hereunder.

     12.  Entire Agreement.  This Agreement, the Loan Agreement, the Unit Plan,
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the Option Agreement, and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company. In the event of any inconsistency between this Agreement and any other agreement referred to herein, the terms of this Agreement shall govern.

     13.  Arbitration and Equitable Relief.
          --------------------------------

          (a) Except as provided in Section 13(c) below, Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Santa Barbara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

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          (c)  Executive understands that nothing in Section 13 modifies
Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

          (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 13, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, et seq;

               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

     14.  Legal Fee Reimbursement.  The Company agrees to pay Executive's
          -----------------------
reasonable legal fees associated with entering into this Agreement upon receiving invoices for such services.

     15.  No Oral Modification, Cancellation or Discharge.  This Agreement may
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only be amended, canceled or discharged in writing signed by Executive and the
Company.

     16.  Withholding.  The Company shall be entitled to withhold, or cause to
          -----------
be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

     17.  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of California.

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     18.  Effective Date.  This Agreement is effective May 6th, 1999.
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     19.  Acknowledgment.  Executive acknowledges that he has had the
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opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement. IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

                                               SOMERA COMMUNICATIONS, LLC

                                               /s/ Dan Firestone
                                               _________________________________
                                               Dan Firestone
                                               Chief Executive Officer


                                               EXECUTIVE

                                               /s/ Jeff Miller
                                               _________________________________
                                               Jeff Miller

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                                   Exhibit A
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                                Loan Agreement